Exhibit 99.1

RISK FACTORS

This Section highlights specific risks with respect to an investment in the Shares and our business. Investing in the Shares is very risky and you should be able to bear the complete loss of your investment. You should carefully consider the risks and uncertainties described below before making an investment decision. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business. If any of the following risks, or such risks and uncertainties not presently known to us, actually occurs, our business could be harmed. In such case, the value of the Shares may decline and you may lose all or part of your investment.

Risks Related to our Business

We have a history of losses and cannot assure you that we will become profitable, and as a result, we may have to cease operations and liquidate our business.

Our expenses have exceeded our revenue in each of the last seven years, and no net income has been available to common stockholders during each of these years. As of June 30, 2010, our stockholders’ equity was $4.9 million and we had an accumulated deficit of $34 million. Our future profitability depends on revenue exceeding expenses, but we cannot assure you that this will occur. If we do not become profitable or continue to raise external financing, we could be forced to curtail operations and sell or liquidate our business, and you could lose some or all of your investment.

We face intense competition in the consumer products business.

Our business competes with large, well-financed cosmetic, pharmaceutical and consumer products companies with development and marketing groups that are experienced in the industry and possess far greater resources than those available to us. There is no assurance that we can compete successfully against our competitors or that we can develop and market products that will be favorably received in the marketplace. In addition, certain of our customers that use our Novasome® lipid vesicles in their products may decide to reduce their purchases from us or shift their business to other technologies.

Rapidly changing technologies and developments by our competitors may make our technologies and products obsolete.

We expect to sublicense our technologies to third parties, which would manufacture and market products incorporating these technologies. However, if our competitors develop new and improved technologies that are superior to our technologies, our technologies could be less acceptable in the marketplace and our business could be harmed.

We will need to raise additional capital that will be required to operate and grow our business, and we may not be able to raise capital on terms acceptable to us or at all.

Operating our business and maintaining our growth efforts will require additional cash outlays and capital expenditures. If cash on hand and cash generated from operations are not sufficient to meet our cash requirements, we will need to seek additional capital, potentially through debt or equity financings, to fund our growth. We cannot assure you that we will be able to raise needed cash on terms acceptable to us or at all. Financings may be on terms that are dilutive or potentially dilutive to our stockholders, and the prices at which new investors would be willing to purchase our securities may be lower than the current price per share of our Common Stock. The holders of new securities may also have rights, preferences or privileges which are senior to those of existing holders of Common Stock. If new sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans based on available funding, if any, which would harm our ability to grow our business or even stay in business.

We rely on a limited number of customers for a large portion of our revenues.

We depend on a limited number of customers for a large portion of our revenue. For the three months ended June 30, 2010 and 2009, one of our customers accounted for 46% and two of our customers accounted for 26% of our revenue, respectively. For the three months ended June 30, 2010 and 2009, two of our customers accounted for 51% and three of our customers accounted for 36% of our revenue, respectively. The loss of one or more of these customers could have a significant impact on our revenues and harm our business and results of operations.

We face increased financial risk from the inaccurate pricing of our agreements.

Since our product development agreements are often structured as fixed price agreements, we bear the financial risk if we initially under-price our agreements or otherwise over-run our cost estimates. Such under pricing or significant cost overruns could have a material adverse effect on our business, results of operations, financial condition, and cash flows. Further, the period of revenue recognition under such agreements are based upon the timing of work performed or completed.

We rely on third parties for raw materials used in our contract manufacturing services business.

We currently rely on several third party suppliers to provide us with the raw materials necessary to manufacture cosmetic and over-the-counter products. The loss of one or more of these suppliers, the non-performance of one or more of their materials or the lack of availability of raw materials could suspend our manufacturing process related to these products. This interruption of the manufacturing process could impair our ability to fill our customers’ orders as they are placed, which could put our business at a competitive disadvantage. In addition, while we have processes intended to reduce volatility in component and material pricing, we may not be able to successfully manage price fluctuations which may have an adverse effect on our results of operations.

We are subject to stringent regulatory requirements. Failure to adhere to such requirements could harm our business and results of operations.

In the United States, pharmaceuticals are subject to rigorous FDA regulations. Any non-compliance with the regulatory guidelines may necessitate corrective action that may result in additional expenses and use of more of our resources.

We are also subject to regulation under the Occupational Safety and Health Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other present and potential future federal, state or local regulations. Failure to adhere to such regulations could harm our business and results of operations. In addition, our analytical department uses certain hazardous materials and chemicals in limited and controlled quantities. We have implemented safety procedures for handling and disposing of such materials, however, such procedures may not comply with the standards prescribed by federal, state and local regulations. Even if we follow such safety procedures for handling and disposing of hazardous materials and chemicals and such procedures comply with applicable law, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages and any such liability could exceed our resources.

Our operations and properties are also subject to a wide variety of increasingly complex and stringent federal, state and local environmental laws and regulations, including those governing the remediation of contaminated soil and groundwater. Such environmental laws may apply to conditions at properties and facilities presently or formerly owned or operated by us, as well as to conditions at properties at which wastes or other contamination attributable to us have been sent or otherwise come to be located. Two of our facilities are currently undergoing remediation of environmental contamination. The total estimated costs for the clean-up and remediation of such facilities are $676,000 and $65,000, respectively, of which $26,000 and $11,000 remain accrued as of September 30, 2010. Based on information provided to us from our environmental consultants and what is known to date, we believe the reserves are sufficient for the remaining remediation of the environmental contamination. There is a possibility, however, that the remediation costs may exceed our estimates. In addition, we can give no assurance that the future cost of compliance with existing environmental laws will not give rise to additional significant expenditures or liabilities that would be material to us. Future events, such as new information, changes in existing environmental laws or their interpretation, and more vigorous enforcement policies of federal, state or local regulatory agencies, may have a material adverse effect on our business, financial condition and results of operations.

We are subject to extensive government regulation that increases our costs and could prevent us from marketing or selling our products.

The manufacturing, processing, formulation, packaging, labeling, testing, storing, distributing, marketing, advertising and sale of the Company’s products is subject to extensive regulation by one or more U.S agencies, including the FDA, the Federal Trade Commission, the Drug Enforcement Administration and the Consumer Products Safety Commission, as well as by several state and local agencies in localities were the Company’s products are stored, distributed or sold. In addition, the Company manufactures and markets certain of its products in accordance with standards set by organizations, such as the United States Pharmacopeial Conventions (“USP”). The FDA regulates the testing, manufacture, labeling, marketing and sale of pharmaceutical products. Approval by the FDA is generally required before any new drug or the generic equivalent to any previously approved drug may be marketed or sold in the United States. In order to receive approval from the FDA for our product candidates that are generic versions of brand-name drugs, we intend to use the Abbreviated New Drug Application (“ANDA”) process and thus demonstrate to the FDA that each generic product candidate is bioequivalent to a drug previously approved by the FDA through the new drug approval process, known as an innovator, or brand-name reference drug. Bioequivalency may be demonstrated by comparing the generic product to the innovator drug product in dosage form, strength, route of administration, quality, performance characteristics and intended use. However, if the FDA determines that an ANDA for a generic drug product is not adequate to support approval, it could deny our application or request additional information, including preclinical and clinical trials, which could delay approval of the product and impair our ability to compete with other versions of the generic drug product.

If our product candidates receive FDA approval through the ANDA process, the labeling claims and marketing statements that we can make for our generic drugs are limited by statutes and regulations and by the claims made in the brand-name product’s label. In addition, following regulatory approval, the labeling, packaging, adverse event reporting, storage, advertising and promotion for the product will be subject to extensive and ongoing regulatory requirements. As a manufacturer of pharmaceutical products distributed in the United States, we must also comply with cGMPs, which include requirements related to production processes, quality control and assurance and recordkeeping. Our manufacturing facilities and procedures and those of our suppliers are subject to periodic inspection by the FDA and foreign regulatory agencies. Any material deviations from cGMPs or other applicable standards identified during such inspections may result in enforcement actions, including delaying or preventing new product approvals, a delay or suspension in manufacturing operations, consent decrees or civil or criminal penalties. Further, discovery of previously unknown problems with a product or manufacturer may result in restrictions or sanctions, including withdrawal of the product from the market.

We are susceptible to product liability claims that may not be covered by insurance and could require us to pay substantial sums.

We face the risk of loss resulting from, and adverse publicity associated with, product liability lawsuits, whether or not such claims are valid. We may not be able to avoid such claims. In addition, our product liability insurance may not be adequate to cover such claims and we may not be able to obtain adequate insurance coverage in the future at acceptable costs. A successful product liability claim that exceeds our policy limits could require us to pay substantial sums. In addition, product liability coverage for pharmaceutical companies is becoming more expensive and increasingly difficult to obtain and, as a result, we may not be able to obtain the type and amount of coverage we desire or to maintain our current coverage.

The manufacture and storage of pharmaceutical and cosmetics products are subject to inherent risk.

Because chemical ingredients are used in the manufacture of our products and due to the nature of the manufacturing process itself, there is a risk of incurring liability for damages caused by or during the storage or manufacture of both the chemical ingredients and the finished products. Although we have never incurred any material liability for damages of that nature, we may be subject to liability in the future. In addition, while we believe our insurance coverage is adequate, it is possible that a successful claim would exceed our coverage, requiring us to pay a substantial sum.

The failure to obtain, maintain or protect patents, trade secrets, know-how and other intellectual property could impact our ability to compete effectively.

To compete effectively, we need to develop and maintain a proprietary position with regard to our own technology, products and business. We rely on a combination of patents, trade secrets, proprietary know-how and other intellectual property to protect our proprietary technology and rights. We own nine patents and through a license agreement we have obtained the use of patents relating to the Novasome® technology for specified uses. We also maintain a number trade secrets, know-how and other intellectual property.

The risks and uncertainties that we face with respect to patents and other proprietary rights include the following:

• the pending patent applications we have filed or may file, or to which we have exclusive rights, may not result in issued patents, or may take longer than we expect to result in issued patents;

• changes in U.S. patent laws may adversely affect our ability to obtain or maintain our patent protection;

• we may be subject to interference proceedings;

• the claims of any patents that are issued may not provide meaningful protection;

• we may not be able to develop additional proprietary technologies that are patentable;

• the patents licensed or issued to us or our collaborators may not provide a competitive advantage;

• other companies may challenge patents licensed or issued to us or our collaborators;

• other companies may independently develop similar or alternative technologies, or duplicate our technology;

• other companies may design around technologies we have licensed or developed; and

• enforcement of patents is complex, uncertain and expensive.

If we are unable to effectively enforce our proprietary rights, or if we are found to infringe the rights of others, we may be in breach of our license agreements with our partners.

Our success also depends upon trade secrets, proprietary know-how and the skills, knowledge and experience of our personnel. As a result, we require our employees, consultants, advisors, and collaborators to enter into confidentiality agreements that prohibit the disclosure of confidential information to any other parties. We also require our employees and consultants to disclose and assign to us their ideas, developments, discoveries, and inventions. These agreements may not, however, provide adequate protection for our trade secrets, know-how, or other proprietary information in the event of any unauthorized use or disclosure. If any material trade secret or proprietary know-how were to be disclosed to or independently developed by a competitor, our competitive position may be materially harmed.

Our product offerings and our customers’ products may infringe on the intellectual property rights of third parties.

From time to time, third parties have asserted intellectual property infringement claims against us and our customers and there can be no assurance that third parties will not assert infringement claims against either us or our customers in the future. While we believe that our product offerings do not infringe in any material respect upon proprietary rights of other parties and/or that meritorious defenses would exist with respect to any assertions to the contrary, there can be no assurance that we would not be found to infringe on the proprietary rights of others. Patent applications in the U.S. and some foreign countries are generally not publicly disclosed until the patent is issued or published, and we may not be aware of currently filed patent applications that relate to our offerings or processes. If patents later issue on these applications, we may be found liable for subsequent infringement. There has been substantial litigation in the pharmaceutical and biotechnology industries with respect to the manufacture, use and sale of products and processes that are the subject of conflicting patent rights.

Any claims that our product offerings or processes infringe these rights, regardless of their merit or resolution, could be costly and may divert the efforts and attention of our management and technical personnel. We may not prevail in such proceedings given the complex technical issues and inherent uncertainties in intellectual property litigation. If such proceedings result in an adverse outcome, we could, among other things, be required to:

• pay damages in the form of lost profits and/or a reasonable royalty for any infringement;

• pay substantial damages (potentially treble damages in the U.S. if any such infringement is found to be willful);

• pay attorney fees of a prevailing party, if the case is found to be exceptional;

• cease the manufacture, use or sale of the infringing offerings or processes;

• discontinue the use of the infringing technology;

• expend significant resources to design around patented technology and develop non-infringing technology; and

• license patented technology from the third party claiming infringement, which license may not be available on commercially reasonable terms, or may not be available at all.

In addition, our customers’ products may be subject to claims of intellectual property infringement and such claims could materially affect our business if their products cease to be manufactured and they have to discontinue the use of the infringing technology which we may provide. Further, depending on the particular circumstances of any given claim, it may be the case that we may be responsible for indemnifying our customer for a claim of intellectual property infringement.

If we were to assert any of our own intellectual property against third parties and the third parties were found not to infringe our intellectual property or our intellectual property was found to be invalid, and/or unenforceable, we would lose the opportunity to leverage our own intellectual property, for example, through licensing of our technology to others, collection of damages and/or royalty payments based upon successful assertion of our intellectual property rights or market exclusivity via enjoining others from practicing the technology at issue.

Any of the foregoing could affect our ability to compete or have a material adverse effect on our business, financial condition and results of operations.

The expiration of certain patents related to the Novasome technology could negatively impact our ability to generate income from the Novasome products.

We license certain patents related to the Novasome technology platform pursuant to a license agreement. Many of the patents under this license have expired and more will expire before this license terminates on December 11, 2015. The loss of patent protection could allow additional competition. To the extent such competition develops, it could negatively impact the income we generate from the Novasome technology platform.

Economic conditions could severely impact us.

Current economic conditions may cause a decline in business and consumer spending which could adversely affect our business and financial performance. Our operating results are impacted by the health of the North American economies. Our business and financial performance, including collection of our accounts receivable, realization of inventory, recoverability of assets including investments, may be adversely affected by current and future economic conditions, such as a reduction in the availability of credit, financial market volatility and recession.

Adverse conditions in the economy and disruption of financial markets could negatively impact our customers and therefore our results of operations.

An economic downturn in the businesses or geographic areas in which we sell our products could reduce demand for these products and result in a decrease in sales volume that could have a negative impact on our results of operations. Volatility and disruption of financial markets could limit our customers’ ability to obtain adequate financing or credit to purchase and pay for our products in a timely manner, or to maintain operations, and result in a decrease in sales volume that could have a negative impact on our results of operations. Additionally, economic conditions and market turbulence may also impact our suppliers causing them to be unable to supply in a timely manner sufficient quantities of product components, thereby impairing our ability to manufacture on schedule and at commercially reasonable costs.

If the U.S. economy rapidly contracts or expands, we may have difficulty quickly scaling our operations in response, which may negatively impact our business and financial position.

We are dependent on our new management team.

Our success depends upon a number of members of our senior management, technical and other key personnel, including our executive officers, our board of directors and key employees with expertise in the generic pharmaceutical industry. Given our new strategy, during 2009 and 2010 we hired a new management team, including our new President and Chief Executive Officer and our new Chief Financial Officer. While the members of our new management team have been actively involved in the generic pharmaceutical industry, they have not worked together in their new positions with us and may not be able to successfully implement our strategy in the current economic environment. Integration of our new management team could harm our ability to manage our business effectively. In addition, the failure of our new management team to address our business objectives and strategy could materially adversely affect our financial performance and our future operating results.

If we are unable to hire additional qualified personnel, our ability to grow our business may be harmed.

We will need to hire additional qualified personnel with expertise in nonclinical testing, clinical research and testing, government regulation, formulation and manufacturing, sales and marketing and finance. We compete for qualified individuals with numerous pharmaceutical and consumer products companies, universities and other research institutions. Competition for such individuals is intense, and we cannot be certain that our search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to our success.

If we fail to comply with the reporting obligations of the Exchange Act and Section 404 of the Sarbanes-Oxley Act of 2002, or if we fail to achieve and maintain adequate disclosure controls and procedures and internal control over financial reporting, our business results of operations and financial condition, and investors' confidence in us, could be materially adversely affected.

As a public company, we are required to comply with the periodic reporting obligations of the Exchange Act including preparing annual reports, quarterly reports and current reports. Our failure to prepare and disclose this information in a timely manner could subject us to penalties under federal securities laws, expose us to lawsuits and restrict our ability to access financing. In addition, we are required under applicable law and regulations to integrate our systems of disclosure controls and procedures and internal control over financial reporting. Our management assessed our existing disclosure controls and procedures as of December 31, 2008, and our management concluded that our disclosure controls and procedures were not effective as of December 31, 2008 due to the material weakness described in our Annual Report on Form 10-K for that year. However, our management assessed our existing disclosure controls and procedures as of December 31, 2009 and through June 30, 2010 and our management concluded that our disclosure controls and procedures were effective as of such time.

If we fail to achieve and maintain the adequacy of our disclosure controls and procedures and internal control over financial reporting, we may not be able to ensure that we can conclude that we have effective disclosure controls and procedures and internal control over financial reporting in accordance with the Sarbanes-Oxley Act of 2002. Moreover, effective disclosure controls and procedures and internal control over financial reporting is necessary for us to produce reliable financial reports and is important to help prevent fraud. As a result, our failure to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 on a timely basis could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our Common Stock.

The pharmaceutical industry in which we operate is intensely competitive. We are particularly subject to the risks of competition. For example, the competition we encounter may have a negative impact upon the prices we may charge for our products, the market share of our products and our revenue and profitability.

The pharmaceutical industry in which we operate is intensely competitive. The competition which we encounter has an effect on our product prices, market share, revenue and profitability. Depending upon how we respond to this competition, its effect may be materially adverse to us. We compete with:

•

the original manufacturers of the brand-name equivalents of our generic products; and

•

other generic drug manufacturers.

Most of the products that we are developing are either generic drugs or products without patent protection. These drugs and products do not benefit from patent protection and are therefore more subject to the risk of competition than patented products. In addition, because many of our competitors have substantially greater financial, production and research and development (“R&D”) resources, substantially larger sales and marketing organizations, and substantially greater name recognition than we have, we are particularly subject to the risks inherent in competing with them. For example, many of our competitors may be able to develop products and processes competitive with, or superior to, our own. Furthermore, we may not be able to successfully develop or introduce new products that are less costly or offer better performance than those of our competitors or offer purchasers of our products payment and other commercial terms as favorable as those offered by our competitors.

Our ability to market products successfully depends, in part, upon the acceptance of the products not only by consumers, but also by independent third-parties.

Our ability to market generic pharmaceutical products successfully depends, in part, on the acceptance of the products by independent third-parties (including pharmacies, government formularies, managed care providers, insurance companies and retailers), as well as patients. In addition, unanticipated side effects or unfavorable publicity concerning any of our products, or any brand-name product of which our generic product is the equivalent, could have an adverse effect on our ability to achieve acceptance by managed care providers, pharmacies and other retailers, customers and patients.

Risks Related to Our Securities

Shares of our Common Stock are relatively illiquid which may affect the trading price of our Common Stock.

For the nine months ended September 30, 2010, the average daily trading volume of our Common Stock on the NYSE Amex was approximately 10,000 shares. As a result of our relatively small public float, our Common Stock may be less liquid than the stock of companies with broader public ownership. Among other things, trading of a relatively small volume of our Common Stock may have a greater impact on the trading price for our shares than would be the case if our public float were larger.

We have not paid dividends in the past nor do we expect to pay dividends in the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of our Common Stock.

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. To the extent we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their Common Stock after price appreciation as the only way to realize their investment, and if the price of our stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our Common Stock.

If we fail to meet the continued listing standards of the NYSE Amex our Common Stock could be delisted and our stock price could suffer.

On May 6, 2008, we were notified by NYSE Amex that we were below certain of the NYSE Amex continued listing standards. Specifically, we are required to reflect income from continuing operations and/or net income in one of our five most recent fiscal years and a minimum of $6 million in stockholders’ equity to remain listed on the exchange. We had net income from continuing operations in our 2002 fiscal year, but had net losses and losses from continuing operations in each of our 2003, 2004, 2005, 2006, 2007, 2008 and 2009 fiscal years. Our stockholders’ equity at June 30, 2010 was $4.9 million.

On June 8, 2008, we submitted a plan to NYSE Amex for compliance with the continued listing standards. On July 15, 2008, NYSE Amex notified us of its acceptance and granted us an extension until May 6, 2009 to regain compliance subject to periodic review by NYSE Amex during the extension period.

On March 13, 2009, we completed a $6,000,000 private placement offering with certain investment funds affiliated with Signet Healthcare Partners, G.P. In recognition of our efforts in connection with the offering, NYSE Amex granted us an extension from May 6, 2009 until May 31, 2009 to regain compliance with these continued listing standards.

On June 19, 2009, we were notified by NYSE Amex that we had resolved its continued listing deficiencies and would retain our status as a listed issuer on NYSE Amex. However, as of March 31, 2010, our stockholders equity had again fallen below the $6 million threshold.

On May 25, 2010, we were notified by NYSE Amex that we were below certain of the NYSE Amex continued listing standards. Specifically, we are required to reflect a minimum of $6 million in stockholders’ equity to remain listed on the exchange. On June 24, 2010, we submitted a plan to NYSE Amex for compliance with the continued listing standards, which included our plan to increase out stockholders’ equity through additional offerings.

On August 6, 2010, NYSE Amex notified us that it accepted our plan of compliance and granted us an extension until February 25, 2011 to regain compliance with the continued listing standards. We will be subject to periodic review by NYSE Amex Staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in us being delisted from the NYSE Amex.

If we fail to meet the continued listing standards, our Common Stock could be delisted and our stock price could suffer. A delisting of our Common Stock could negatively impact us by further reducing the liquidity and market price of our Common Stock and the number of investors willing to hold or acquire our Common Stock, which could negatively impact our ability to raise equity financing.

Our principal stockholders, directors and executive officers own a significant percentage of our stock and will be able to exercise significant influence over our affairs.

Our current principal stockholders, directors and executive officers beneficially own approximately 83% of our outstanding capital stock entitled to vote. As a result, these stockholders, if acting together, would be able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their Common Stock as part of a sale of our Company and might ultimately affect the market price of our Common Stock.

Our stock price is, and we expect it to remain, volatile and subject to wide fluctuations, which may make difficult for stockholders to sell shares of Common Stock at or above the price for which they were acquired.

Our stock price is, and we expect it to remain, volatile, which could limit investors’ ability to sell stock at a profit. During the last two fiscal years, our stock price has closed at a low of $.48 in the fourth quarter of 2008 and a high of $2.57 in the second quarter of 2008. The volatile price of our stock makes it difficult for investors to predict the value of their investment, to sell shares at a profit at any given time, or to plan purchases and sales in advance. A variety of factors may affect the market price of our Common Stock. These include, but are not limited to:

• publicity regarding actual or potential clinical results relating to products under development by our competitors or us;

• delay or failure in initiating, completing or analyzing nonclinical or clinical trials or the unsatisfactory design or results of these trials;

• achievement or rejection of regulatory approvals by our competitors or us;

• announcements of technological innovations or new commercial products by our competitors or us;

• developments concerning proprietary rights, including patents;

• developments concerning our collaborations;

• regulatory developments in the U.S. and foreign countries;

• economic or other crises, especially given the recent financial deterioration in the markets in which we compete, and other external factors;

• stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in the cosmetic, pharmaceutical and consumer products industry;

• actual or anticipated sales of our Common Stock, including sales by our directors, officers or significant stockholders;

• period-to-period fluctuations in our revenues and other results of operations;

• speculation about our business in the press or the investment community;

• changes in financial estimates by us or by any securities analysts who might cover our stock; and

• sales of our Common Stock.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation, even if it does not result in liability for us, could result in substantial costs to us and divert management’s attention and resources.

If the holders of our Series A Convertible Preferred Stock, Series C Convertible Preferred Stock, options and warrants to purchase Common Stock exercise their conversion rights, our Common Stock will be diluted.

We have outstanding shares of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock, as well as outstanding options and warrants to purchase shares of our Common Stock. If all or any number of these holders of derivative securities were to exercise their conversion rights, our Common Stock would be substantially diluted, which could negatively impact our stock price.

Risks Related to the Offering and the Shares

The “all or none”/“best efforts” nature of the Offering means that we may not be able to raise the funds we expect to raise.

The Shares are being offered hereby on an “all or none” basis with respect to the Minimum Amount and on a “best efforts” basis with respect to the Maximum Amount, and not on a “firm commitment” basis. As a result, we may not be able to consummate the Offering. There can be no assurance the Minimum Amount will be raised or, if so, that any additional Shares will be sold.

The price investors pay in the Offering is higher than the per share value of our net assets.

The price per Share in this Offering is substantially higher than the net tangible book value per share of our outstanding Common Stock on a pro forma and on an “as converted” basis. Investors will suffer immediate and substantial dilution.

The Offering price of the Shares has been determined by negotiation between the Placement Agent and the Company and may not be indicative of the Company’s actual value or the value of our Common Stock.

The Offering price has been determined by negotiation between the Placement Agent and us, and may not be indicative of our actual value or the value of our Common Stock. The price of the Offering bears no relationship to the assets, book value, net worth or any other recognized criteria of our value. The Offering price should not be considered as an indication of our actual value or the value of our Common Stock.

The financial summary information contained herein may not accurately reflect our financial condition.

The financial summary information through June 30, 2010 contained herein is only a summary, is not audited and may not accurately reflect our financial condition as of such date. The only available audited financial statements are the audited financial statements contained in the filings attached hereto for the fiscal years ended December 31, 2009 and 2008. Upon completion of the audited financial statements related thereto for the fiscal year ending December 31, 2010, there may be modifications or changes that are significantly different as compared to the prior periods or as provided herein.

The Shares sold in the Offering are restricted and not freely transferable.

Although shares of our Common Stock are traded on the NYSE Amex, the Shares sold in this Offering have not yet been registered and as such, are restricted securities and are not freely transferable. At this time, there is no trading market for the Shares. Such Shares are being sold pursuant to an exemption from registration under the Securities Act and cannot be resold or otherwise transferred without registration under the Securities Act and any applicable state laws or an opinion of counsel, satisfactory to us. Despite the fact investors are being granted registration rights, no assurance can be given that, when, if ever, a registration statement covering such Shares will be filed with and declared effective by the SEC, a public market will be maintained. Accordingly, you should be prepared to hold your Shares indefinitely.

The Registration Statement may not be declared effective or remain effective.

We have agreed to enter into a registration rights agreement with each of the investors in the Offering, pursuant to which we will agree to file an appropriate registration statement with the SEC covering resales of the Shares (“Registration Statement”). We will also agree to use commercially reasonable efforts to cause the Registration Statement to be declared effective and to maintain the effectiveness of such registration statement for a certain amount of time.

No assurances can be given that the Registration Statement will ever be declared effective or that the Shares registered thereunder will ever be registered under the Securities Act and thereby be available for public sale. If the SEC restricts the number of registrable securities that can be registered in a given registration statement by citing the percentage of registrable securities to be registered as compared to the then-current public float or market capital of the Company, we may reduce, on a pro-rata basis, the total number of registrable securities to be registered on behalf of each investor. Additionally, once the Registration Statement (or any other registration statement covering any of such securities) is filed and declared effective by the SEC it will be necessary for us to file post-effective amendments to the Registration Statement when subsequent events so require. We intend to use commercially reasonable efforts to keep the Registration Statement current, but may not be able to do so.